                                                                    EXHIBIT 99.7

                                 STRATACOM, INC.
                            1992 DIRECTOR OPTION PLAN
                       NONSTATUTORY STOCK OPTION AGREEMENT

                  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.       NOTICE OF STOCK OPTION GRANT

                  1~
                  2~
                  3~

                  You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

                  Date of Grant                                        4~

                  Vesting Commencement Date                            5~

                  Exercise Price per Share                             $6~

                  Total Number of Shares Granted                       7~

                  Total Exercise Price                                 $8~

                  Term/Expiration Date                                 9~

                  Vesting Schedule:

                  This Option may be exercised, in whole or in part, in accordance with the following schedule:

                  10~

                  Termination Period:

                  This Option may be exercised for 90 days after termination of Optionee's Continuous Status as a Director, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II.      AGREEMENT

                  1. Grant of Option. The Board of Directors of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                  2. Exercise of Option.

                     (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

                     (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

                  3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                     (a) cash; or

                     (b) check; or

                                       2.
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                     (c) delivery of a properly executed exercise notice
together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                     (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

                     (e) delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

                  4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                  5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

                  6. Tax Consequences. Some of the federal and [state] tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                     (a) Exercising the Option. Since this Option does not qualify as an Incentive Stock Option, the Optionee may incur regular federal income tax and [state] income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                                       3.
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                     (b) Disposition of Shares. If the Optionee holds Option
Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                  By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

                                                     STRATACOM, INC.

                                                     By: _______________________
                                                     Title: ____________________

                                                     Optionee:  1~

                                                     ___________________________

                                       4.
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                                CONSENT OF SPOUSE

                  The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.


                                                     ___________________________
                                                     Spouse of Optionee

                                       5.
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                                    EXHIBIT A

                                 STRATACOM, INC.
                            1992 DIRECTOR OPTION PLAN

                                 EXERCISE NOTICE

StrataCom, Inc.
1400 Parkmoor Avenue
San Jose, CA  95126

Attention:  Secretary

                  1. Exercise of Option. Effective as of today,           ,
199_, the undersigned ("Purchaser") hereby elects to purchase           shares
(the "Shares") of the Common Stock of StrataCom, Inc. (the "Company") under and pursuant to the Company's 1992 Director Option Plan (the "Plan") and the Stock Option Agreement dated 4~ (the "Option Agreement"). The purchase price
for the Shares shall be $          , as required by the Option Agreement.

                  2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

                  3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

                  4. Rights as Stockholder. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

                  5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

                  6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by [state] law except for that body of law pertaining to conflict of laws.

                                       A-1
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                                             Submitted by:

                                             ___________________________
                                             1~

                                             Address:          2~
                                                               3~

                                             Accepted by:

                                             STRATACOM, INC.

                                             By: _______________________
                                             Title: ____________________

                                             Address: 1400 Parkmoor Avenue
                                                      San Jose, CA  95126

                                    EXHIBIT B

                               SECURITY AGREEMENT

                  This Security Agreement is made as of           , 19__ between
StrataCom, Inc., a Delaware corporation ("Pledgee"), and 1~ ("Pledgor").

                                    Recitals

                  Pursuant to Pledgor's election to purchase Shares under the Option Agreement dated 4~ (the "Option"), between Pledgor and Pledgee under Pledgee's 1992 Director Option Plan, and Pledgor's election under the terms of the Option to pay for such shares with his promissory note (the "Note"), Pledgor
has purchased           shares of Pledgee's Common Stock (the "Shares") at a
price of $      per share, for a total purchase price of $      . The Note and
the obligations thereunder are as set forth in Exhibit C to the Option.

                  NOW, THEREFORE, it is agreed as follows:

                  1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the [state] Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by
certificate number           , duly endorsed in blank or with executed stock
powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

                  The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

                  2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

                     a. Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

                                       B-1
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                     b. Encumbrances. The Shares are free of all other
encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

                     c. Margin Regulations. In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

                  3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

                  4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

                  5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

                  6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

                     a. Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

                     b. Pledgor fails to perform any of the covenants set forth in the Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

                                       B-2
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                               "PLEDGOR"

                                               ___________________________
                                               1~

                              Address:         2~
                                               3~

                                               "PLEDGEE"

                                               StrataCom, Inc.,
                                               a Delaware corporation

                                               By: _______________________
                                               Title: ____________________

                                               "PLEDGEHOLDER'

                                               ____________________________
                                               Secretary of StrataCom, Inc.

                                    EXHIBIT C

                                INSTALLMENT NOTE

$______________                                             San Jose, California

                                                            _____________ , 19__

                  FOR VALUE RECEIVED, 1~ promises to pay to StrataCom, Inc., a Delaware corporation (the "Company"), or order, the principal sum of
($ ) , together with interest on the unpaid principal hereof from the date hereof at the rate of percent (____%) per annum, compounded semiannually.

                  Principal and interest shall be due and payable on         ,
19__. Should the undersigned fail to make full payment of any installment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

                  The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

                  This Note is subject to the terms of the Option, dated as of 4~. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

                  The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

                  In the event the undersigned shall cease to be an employee or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance of this Note of principal and accrued interest shall be immediately due and payable.

                  Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                                     ___________________________
                                                     1~